Exhibit 2.6

[Form of Rights Certificate]

Certificate No. ___________ Rights _______________

THE RIGHTS ARE SUBJECT TO TERMINATION ON THE TERMS SET FORTH IN THE SHAREHOLDER RIGHTS PLAN AGREEMENT. RIGHTS BENEFICIALLY OWNED BY ACQUIRING PERSONS (AS SUCH TERMS ARE DEFINED IN THE SHAREHOLDER RIGHTS AGREEMENT) OR CERTAIN RELATED PARTIES OR TRANSFEREES THEREOF MAY BECOME VOID WITHOUT FURTHER ACTION.

Rights Certificate

This certifies that ___________________, or registered assigns, is the holder of record of the number of Rights set forth above, each one of which entitles the holder of record thereof, subject to the terms, provisions and conditions of the Shareholder Rights Plan Agreement (the "Shareholder Rights Agreement"), dated as of November 5, 2025 between Gold Royalty Corp. (the "Corporation"), a corporation incorporated under the laws of Canada and TSX Trust Company, a corporation incorporated under the laws of Canada, as Rights Agent under the Shareholder Rights Agreement, to purchase from the Corporation at any time after the Separation Time and prior to the Expiration Time (as such terms are defined in the Shareholder Rights Agreement), one common share of the Corporation (a "Common Share") (subject to adjustment as provided in the Shareholder Rights Agreement) at the Exercise Price referred to below, upon presentation and surrender of this Rights Certificate with a completed and executed Form of Election to Exercise at the office of the Rights Agent designated for such purpose. Until adjustment thereof in certain events as provided in the Shareholder Rights Agreement, the Exercise Price shall be an amount equal to three times the Market Price (as such term is defined in the Shareholder Rights Agreement) per Common Share as determined as at the Separation Time and shall be subject to adjustment in certain events as provided in the Shareholder Rights Agreement.

In certain circumstances described in the Shareholder Rights Agreement, the Rights evidenced hereby may entitle the holder of record thereof to purchase shares of an entity other than the Corporation or to purchase or receive in exchange for such Rights, assets, securities or shares of the Corporation other than Common Shares or more or less than one Common Share, or some combination of the foregoing, all as provided in the Shareholder Rights Agreement.

This Rights Certificate is subject to all of the terms, provisions and conditions of the Shareholder Rights Agreement which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Rights Agent, the Corporation and the holders of the Rights Certificates. A copy of the Shareholder Rights Agreement is on file at the principal executive office of the Corporation and is available upon written request, the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system and the System for Electronic Document Analysis and Retrieval (SEDAR+).

This Rights Certificate, with or without other Rights Certificates, upon surrender at the offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing the aggregate number of Rights equal to the aggregate number of Rights evidenced by the Rights Certificate or Rights Certificates so surrendered. If this Rights Certificate shall be exercised in part, the holder of record shall be entitled to receive, upon surrender hereof, another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

Subject to the provision of the Shareholder Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Corporation at a redemption price of $0.0001 per Right, subject to adjustment in certain events, under certain circumstances at the option of the Corporation.

Subject to the provisions of the Shareholder Rights Agreement, the Rights evidenced by this Certificate may be terminated or amended by the Corporation at its option without the consent of holders of Rights.

No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby nor will Rights Certificates be issued for less than one whole Right. After the Separation Time, any fractional Right shall be rounded down to the nearest whole Right, and no cash payment shall be made in lieu thereof, in accordance with the provisions of the Shareholder Rights Agreement.

No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Common Shares or of any other securities which may at any time be issuable on the exercise hereof, nor shall anything contained in the Shareholder Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Corporation or any right to vote for the election of directors or upon any matter submitted to shareholders of the Corporation at any meeting, to give or withhold consent to any corporate action, to receive notice of meetings or other actions affecting shareholders of the Corporation (except as provided in the Shareholder Rights Agreement), to receive dividends or subscription rights or otherwise, until the Rights evidenced by this Rights Certificate shall have been exercised as provided in the Shareholder Rights Agreement.

This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Corporation.

GOLD ROYALTY CORP.

By: _____________________(signature)

Authorized Signatory

Countersigned by and on behalf of the Rights Agent,

TSX TRUST COMPANY

By: ___________________________________(signature)

Authorized Signatory

[Form of Reverse Side of Rights Certificate]

GOLD ROYALTY CORP. – FORM OF ASSIGNMENT

(To be executed by the holder of record if such holder desires to transfer the Rights.)

FOR VALUE RECEIVED ______________________________________________ hereby sells, assigns and transfers unto ______________________________________________________________________________

__________________________________________________________________________________________

(Please print name and address of transferee)

this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ______________________________ as attorney, to transfer the within Rights Certificate on the books of the Corporation with full power of substitution.

Dated: __________________________[month, day, year]

Signature Guaranteed: _________________________________________

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

The signature of the person executing this power must be guaranteed by a participant of a recognized Medallion Guarantee Program, for example, a bank, credit union, brokerage house or by a member of a recognized stock exchange, at a guarantee level acceptable to the Rights Agent.

CERTIFICATION

(To be completed if true)

The undersigned hereby represents, warrants and certifies, for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement).

Signature Guaranteed: _________________________________________

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as defined in the Shareholder Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate to be void and not transferable or exercisable.

FORM OF ELECTION TO EXERCISE

(To be executed if the holder desires to exercise the Rights Certificate)

TO: •

•

Attention: ●

The undersigned hereby irrevocably elects to exercise _____________________ whole Rights represented by the attached Rights Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

Address:

_________________________________________________________________________________________

_________________________________________________________________________________________

Social Insurance or Other Taxpayer Identification Number:

_________________________________________________________________________________________

If such number of Rights shall not be all the whole Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such whole Rights shall be registered in the name of and delivered to:

Full Address, including postal code:

_________________________________________________________________________________________

_________________________________________________________________________________________

Social Insurance or Other Taxpayer Identification Number:

_________________________________________________________________________________________

Dated: _____________ [month, day, year]

Signature Guaranteed: _________________________________________

Signature

(Signature must correspond to name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.)

The signature of the person executing this power must be guaranteed by a participant of a recognized Medallion Guarantee Program, for example, a bank, credit union, brokerage house or by a member of a recognized stock exchange, at a guarantee level acceptable to the Rights Agent.

CERTIFICATION

(To be completed if true)

The undersigned hereby represents, warrants and certifies for the benefit of all holders of Rights and Common Shares, that the Rights evidenced by this Rights Certificate are not, and, to the knowledge of the undersigned, have never been, Beneficially Owned by an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as such terms are defined in the Shareholder Rights Agreement).

__________________________________________

Signature

NOTICE

In the event the certification set forth above is not completed in connection with a purported assignment, the Corporation will deem the Beneficial Owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Affiliate or Associate of an Acquiring Person or any Person acting jointly or in concert with an Acquiring Person or an Affiliate or Associate of an Acquiring Person (as defined in the Shareholder Rights Agreement) and accordingly will deem the Rights evidenced by this Rights Certificate to be void and not transferable or exercisable.